American Dream Entertainment, Inc.
                 (f/k/a Federal Affordable Housing Corporation)

                  Computation of Income (Loss) Per Common Share
                                   (Unaudited)

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                                                   For the Three Months Ended                      For the Six Months Ended
                                                          November 30,                                   November 30,
                                           -----------------------------------------      -----------------------------------------
                                                 1999                   1998                    1999                   1998
                                           ------------------     ------------------      ------------------    -------------------

Shares  outstanding:                           17,980,000                493,500              17,980,000                493,500
Weighted average shares outstanding            17,980,000                493,500              17,980,000                493,500
Net income (loss)                     $          (133,394)  $                (76)    $          (263,933)        $        1,899

Net income (loss) per common share    $             (0.01)  $               0.00     $             (0.01)        $         0.00


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